UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2023

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Altus Power, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or in Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2023, Sharon Daley resigned as a director of Altus Power, Inc. (the “Company”) to pursue other professional opportunities. There were no disagreements between the Company and Ms. Daley that led to her decision to resign. Ms. Daley served on the Company’s Audit Committee and chaired the Company’s Compensation Committee

On January 24, 2023, Diane Brink, who has been a Senior Fellow & Adjunct Professor, Kellogg School of Management, Kellogg Markets and Customers Initiative, Northwestern University from 2017 to present, was appointed to the Company’s board of directors. From 1980 to 2015, she worked at IBM Corporation, most recently as its Chief Marketing Officer for Global Technology Services. While with the IBM Corporation, Ms. Brink held a variety of senior leadership positions, including leading World Wide Integrated Marketing Communications and managing, promoting and generating demand for the IBM brand. Her leadership in advancing the digital transformation of IBM through digital marketing, social media and e-commerce enabled new revenue sources, new methods of client engagement, and new approaches to sales and marketing. Previous roles with IBM Corporation included Vice President of Marketing and Strategy for IBM Americas, Vice President of Distribution Channels Management, Systems Group and General Manager, IBM Middle Markets, Midwest.

Ms. Brink was appointed to fill the vacancy resulting from Ms. Daley’s resignation. Ms. Brink will hold office for the remainder of Ms. Daley’s term, which expires at the Company’s 2025 annual meeting of stockholders. Ms. Brink currently serves on the board of directors for Belden Inc. and chairs its Nominating and Corporate Governance Committee and Cybersecurity Committee. Ms. Brink also serves as a director for Indie Semiconductor, where she chairs its Nominating and Corporate Governance Committee and is a member of its Compensation Committee. Ms. Brink was also appointed to Chair the Compensation Committee and to serve as a member of the Audit Committee, in each case as of January 24, 2023.

Ms. Brink will be entitled to the standard compensation provided to non-employee directors, on a prorated basis for the current year, as such compensation is described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 13, 2022.

Item 9.01 - Financial Statements and Exhibits.

On January 24, 2023, the Company issued a press release relating to the appointment of a director and departure of a director. The press release is attached hereto as Exhibit 99.1.

Exhibit No.	Description
99.1	Press Release dated January 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2023

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director